Exhibit 3.941
ENDORSED
FILED
In the office of the Secretary of State
of the State of California
NOV 3 1980
MARCH FONG EU, Secretary of State
Phyllis E. Biaggi
Deputy
1007880
ARTICLES OF INCORPORATION
OF
SUNRISE SANITATION SERVICE, INC.
ARTICLE I
NAME
          The name of the Corporation is SUNRISE SANITATION SERVICE, INC.
ARTICLE II
PURPOSES
          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III
INITIAL AGENT FOR SERVICE OF PROCESS
          The name and address in the State of California of the Corporation’s initial agent for service of process are Frank J. Garavano, 403 South Lincoln Street, Stockton, California 95202.

ARTICLE IV
STOCK
          The Corporation is authorized to issue one class of shares. The total number of shares which the Corporation is authorized to issue is 10,000.
          IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on October 31, 1980.

/s/ ARTHUR C. RINSKY
ARTHUR C. RINSKY

          I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ ARTHUR C. RINSKY
ARTHUR C. RINSKY

2.